                                                                 EXHIBIT 10.1
                             CHIEF AUTO PARTS INC.

                        1994 EXECUTIVE TARGET BONUS PLAN

         1. Purpose of the Plan. The primary purpose of the 1994 Executive Target Bonus Plan (the "Plan") is to reinforce the mutuality of interests between the management of the Company and its shareholders by rewarding key employees of the Company for the sustained creation of shareholder value. In addition, the Plan provides a means for the Company to attract and retain the services of quality management talent by providing an attractive and competitive reward opportunity when justified by performance.

         2. General Plan Description. The Plan provides for the granting of cash bonuses to key employees of the Company.

         3. Effective Date and Term of the Plan. The Plan shall be effective upon the date of its adoption by the Board of Directors, provided that it is approved by the shareholders of the Company within one (1) year thereafter, and shall terminate on June 30, 2004, unless terminated earlier by the Board of Directors in accordance with Section 6.3 of the Plan.

         4. Participation Criteria. Participation in the Plan shall be limited to the Option Participants set forth on Schedule 1 attached hereto and those additional Option Participants, if any, designated as Participants in the sole discretion of the Compensation Committee (as defined in Section 6.1), but only with respect to Options.

         5. Definitions. As used herein, the following definitions shall apply unless the context clearly indicates otherwise:

         "Adjusted EBITDA" shall mean the Company's annual earnings in a Plan Year before interest expense, interest income, provisions for income taxes, depreciation, amortization, gains or losses relating to the extinguishment of debt, accruals for bonuses payable in respect of the Plan, accruals in respect of the Option Plan, and other items relating to the Merger as determined from the Company's annual financial statements prepared in accordance with GAAP by the Company's independent accountants. The Board of Directors may in its reasonable discretion modify the foregoing calculation as it deems appropriate.

         "Annual Bonus Accrual Per Share" shall mean, for a Plan Year, with respect to each share of Common Stock underlying an Option, an amount equal to the product of (A) 40% of the then applicable Maximum Bonus Target Per Share multiplied by (B) a second percentage equal to (i) the Adjusted EBITDA for the most recently completed Plan Year divided by the Target EBITDA for such Plan Year (expressed as a percentage) (the "Theoretical Gross Increase"), less (ii) fifty (50) percentage points; provided, however, that (a) the actual increase each year in the Target Bonus Per Share cannot exceed twenty percent (20%) of such Maximum Bonus Target Per Share except to the extent necessary to make up for previous years' Annual Bonus Accrual Per Share that were less than 20% of such Maximum Bonus Target Per Share and (b) if the Theoretical Gross Increase is less than 50% (hereinafter called a "Deficit"), then no Annual Bonus

Accrual Per Share shall be earned in any subsequent year until such Deficit is first made up in full, by applying any Theoretical Gross Increase (in any Plan Year subsequent to the year in which a Deficit was incurred) to first satisfy any prior Deficit before any remaining Theoretical Gross Increase can be used to earn a new Annual Bonus Accrual Per Share. However, notwithstanding the above, (i) a Deficit shall not result in a decrease in any previously earned Target Bonus Per Share, and (ii) any Theoretical Gross Increase greater than 100% in any Plan Year may not be used to increase any future Plan Year's Annual Bonus Accrual Per Share. The Board of Directors may modify the calculation of the Annual Bonus Accrual Per Share in its reasonable discretion as it applies to persons who become Participants after the first EBITDA Accrual Date.

         For example, if a Participant holds Options for 100 shares of Common Stock at an exercise price of $10 per share, and the Adjusted EBITDA for Plan Year 1994 is $25.0 million, the Annual Bonus Accrual Per Share shall be determined as follows:

               40% x $10 (the exercise price per share) x 50.8% (determined by dividing $25.0 million, the actual Adjusted EBITDA for Plan Year 1994, by $24.8 million, the Target Adjusted EBITDA for Plan Year 1994, which results in a quotient of 100.8%, which decreased by 50% equals 50.8%) = $2.03, which is limited to $2.00 (20% of the Maximum Bonus Target Per Share), except to the extent necessary to make up any prior accrual of less than 20% of the Maximum Bonus Target Per Share. The Annual Bonus Accrual Per Share would be further limited to the extent of any Deficit from prior Plan Years.

         "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         "Code" refers to the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

         "Company" shall mean Chief Auto Parts Inc., a Delaware corporation.

         "EBITDA Accrual Date" shall mean the date on which the Company receives the annual audited financial statements from its independent accountants.

         "Exchange Act" refers to The Securities Exchange Act of 1934, as amended or any successor legislation.

         "Fair Market Value" shall have the meaning ascribed to it in the Option Plan.

         "GAAP" shall mean generally accepted accounting principles, as consistently applied.

         "Maximum Bonus Target Per Share" at any time for any Participant, with respect to each share of Common Stock underlying an Option, shall be equal to the then exercise price of the Option with respect to such share.

         "Merger" shall mean the merger of Chief Acquisition Corp., a Delaware corporation, with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of June 1, 1994, as amended, by and among the Company, General Electric Capital Corporation, TCW Special Credits Fund V - The Principal Fund, and Chief Acquisition Corp.

         "Option Participant" shall mean any participant in the Option Plan.

         "Option Plan" shall mean the 1994 Executive Option Plan of the
Company.

         "Option Stock" shall mean shares of Common Stock acquired by an Option Participant upon exercise of Options.

         "Options" shall mean those options listed on Schedule 1 attached hereto and additional options issued to an Option Participant pursuant to the Option Plan and designated by the Compensation Committee as qualifying for the accrual and payment of bonuses hereunder.

         "Participant" shall mean the persons on Schedule 1 attached hereto and additional key employees of the Company determined by the Compensation Committee to be eligible to receive a bonus hereunder as set forth in Section 4 hereof.

         "Plan Year" shall mean each 52/53-week period ending on the last Sunday in December. The initial Plan Year shall end on December 25, 1994.

         "Qualified Holder" shall mean an Option Participant (or such Participant's heirs, estate or personal representatives or an alternate payee pursuant to a qualified domestic relations order as defined in the Code) who beneficially owns vested Options or issued and outstanding Option Stock pursuant to the Option Plan.

         "Retirement" shall mean a Participant's voluntary Termination of Service at or after reaching age 65 provided that the Participant has at least five (5) years of Service (not necessarily continuous) with the Company or a subsidiary thereof as of the date of the Termination of Service.

         "Service" shall mean full-time employment (whether active or on an authorized leave of absence) with the Company or a subsidiary thereof.

         "Target Bonus Per Share" shall mean, with respect to each share of Common Stock underlying an Option, the amount currently payable pursuant to this Plan to a Participant based upon his Annual Bonus Accruals Per Share, assuming that such Participant were to exercise the Option relating to such share.

         "Target EBITDA" for the Plan Years 1994-1998 shall mean the following:






                                                     Adjusted EBITDA
                   Plan Year                          (in millions)
                     1994                                 $24.8
                     1995                                 $29.5
                     1996                                 $33.6
                     1997                                 $39.3
                     1998                                 $45.7

         "Termination of Service" shall mean a termination of Service from the Company for any reason, whether voluntary or involuntary, including death, disability, or retirement.

         "Trigger Date" shall mean the earlier of (i) the date on which a Trigger Event occurs, (ii) Retirement or (iii) June 30, 2004 (the "Expiration Date").

         "Trigger Event" shall mean the exercise by a Qualified Holder of Options.

         6.      Administration of the Plan.

                 6.1 Composition of the Compensation Committee. The Plan shall be administered by a committee of the Board of Directors (the "Compensation Committee"). On and after the date that the Common Stock becomes subject to Section 16 of the Exchange Act, the Compensation Committee shall consist of not less than two (2) directors appointed by the Board of Directors, each of whom shall be (i) a "disinterested person" (as the term is defined in Rule 16b-3(c) (2) promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act), and, to the extent feasible,
(ii) an outside director within the meaning of Code Section 162(m).

                 6.2 Powers of the Compensation Committee. Subject to the terms and conditions of the Plan, the Compensation Committee shall have complete discretion and authority to (a) subject to Section 4, determine who shall participate in the Plan, (b) interpret the Plan, (c) decide all questions of eligibility and benefits, (d) adjudicate all claims, (e) prescribe, amend and rescind rules and regulations relating to the Plan, (f) make exceptions to the provisions of the Plan in good faith and for the benefit of the Company, and (g) make all other determinations deemed necessary or advisable for the administration of the Plan.

                 6.3      Amendment, Suspension or Termination of the Plan.
The Board of Directors may, at any time, amend, suspend or terminate the Plan, without the need of consent from or advance notice to any party; provided, that, on and after the date that the Common Stock becomes subject to the Exchange Act, the Board of Directors shall not amend the Plan to (i) materially increase the benefits accruing to Participants, (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) make any other change requiring shareholder approval under (A) any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association), or (B) Rule 16b-3 promulgated under the Exchange Act, without the approval of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter or impair any rights and obligations under any outstanding Target Bonus Per Share previously accrued, or payable to such Participant under the Plan but deferred in accordance with the terms hereof.

                 6.4 Effect of Compensation Committee's and Board's Decision. All decisions, determinations and interpretations by the Compensation Committee or the Board of Directors regarding the Plan shall be final and binding on all Participants.

         7.      Bonus.

                 7.1 When Bonus Payable. On a Trigger Date caused by a Trigger Event, a Qualified Holder in the Plan shall be entitled to receive a cash payment from the Company in an amount equal to the number of shares of Option Stock being exercised multiplied by his or her then accrued Target Bonus Per Share (unless previously deferred). On a Trigger Date which is (i) the date of such Qualified Holder's Retirement or (ii) the Expiration Date, a Qualified Participant in the Plan shall be entitled to receive a cash payment from the Company equal to his or her then accrued Target Bonus Per Share (unless previously deferred).

                 7.2 Accrual of Target Bonus. As of the date of a Participant's admission into the Plan, his or her accrued Target Bonus Per Share shall be $0. On each EBITDA Accrual Date, the then applicable accrued Target Bonus Per Share shall be increased by the Annual Bonus Accrual Per Share for the preceding Plan Year, if any; provided, however, that (i) if a Participant is admitted into the Plan after the first day and before April 1 of a Plan Year, the Participant's Annual Bonus Accrual Per Share for such Plan Year shall be reduced to 75% of its otherwise applicable accrual; (ii) if a Participant is admitted into the Plan on or after April 1 and before July 1 of a Plan Year, the Participant's Annual Bonus Accrual Per Share for such Plan Year shall be reduced to 50% of its otherwise applicable accruals; (iii) if a Participant is admitted into the Plan on or after July 1 and before October 1 of a Plan Year, the Participant's Annual Bonus Accrual Per Share for such Plan Year shall be reduced to 25% of its otherwise applicable accrual; and (iv) if a Participant is admitted into the Plan on or after October 1 of a Plan Year, the Participant's Annual Bonus Accrual Per Share for such Plan Year shall be $0. Notwithstanding the provisions of this Section 7.2, in no event shall the Target Bonus Per Share for any Participant exceed the then applicable Maximum Bonus Target Per Share for such Participant as adjusted pursuant to Section 7.4 hereof. If a Participant terminates his Service with the Company or is terminated by the Company for any reason (i) prior to the end of a Plan Year, such Participant shall not be entitled to any Annual Bonus Accrual Per Share for such Plan Year, unless such Termination of Service arose from the death or permanent disability of such Participant, in which case such Participant shall be entitled to (A) 25% of the otherwise applicable accruals for such Plan Year if such Termination of Service occurs on or after April 1 and before July 1 of such Plan Year; (B) 50% of the otherwise applicable accruals for such Plan Year if such Termination of Service occurs on or after July 1 and before October 1 of such Plan Year and (C) 75% of the otherwise applicable accruals for such Plan Year if such Termination of Service occurs on or after

October 1 of such Plan Year, or (ii) after the end of a Plan Year but prior to the EBITDA Accrual Date for such Plan Year, such Participant shall not be entitled to his Annual Bonus Accrual Per Share for such Plan Year, unless such Termination of Service arose after the end of such Plan Year from the death or permanent disability of such Participant, or termination after the end of such Plan Year without Cause. For the purpose of this Section 7.2, "Cause" shall have the meaning set forth in the Option Plan.

                 7.3 Forfeiture. Each Participant shall forfeit his rights to receive any payments under the Plan to the extent that such Participant returns his or her Options to the Company, or his or her right to exercise such Options expires.

                 7.4      Adjustments.

                 (a) Each of the then effective Target Bonus Per Share and Maximum Bonus Target Per Share for each Participant may be equitably adjusted by the Compensation Committee to the extent that there is an adjustment in the exercise price of the Options, and shall be computed as if the new exercise price had been the exercise price of the Options from the date of grant; provided, however, that such adjustment shall not affect any payments or deferrals with respect to any previous Option exercises.

                 (b) In the event a Participant has exercised all of his Options, he shall no longer be entitled to any payments or accruals under the Plan, except for any payment of such Participant's Target Bonus Per Share previously accrued and payable (whether or not deferred).

                 7.5 Deferral of Payment of Bonus. Any Participant may elect to defer payment of a bonus otherwise payable hereunder by making a written election in the form attached hereto as Exhibit A within thirty (30) days of becoming a Participant. Upon exercise of an Option by a Participant electing such deferral, (i) no further accruals shall be made in respect of the Options so exercised and (ii) no interest shall accrue on such deferred and unpaid bonus amount. Each Participant may elect to defer payments under the Plan until the earlier of a date certain selected by such Participant, such Participant's Termination of Service or Retirement.

         8. Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the date of the initial adoption of the Plan by the Board, and will be null and void ab initio if not approved by the shareholders within such time.

         9.      Miscellaneous Provisions.

                 9.1 Discretionary Nature of Grants. Nothing herein contained shall be construed to give any person other than a Participant any right to participate in the Plan or to receive any payments under the Plan.

                 9.2 Right of Employment Denied. Nothing in the Plan shall confer upon any Participant any right with respect to continuation of Service with the Company, nor shall it interfere in any way with the Participant's right to terminate Service or the Company's right to terminate the Service of the Participant at any time for any reason whatsoever, with or without cause.

                 9.3 Rights as Shareholders. Participation under the Plan shall not convey any of the rights and privileges of a shareholder of the Company.

                 9.4 Withholding Tax. The Company shall be entitled to require payment, or to deduct from other compensation payable to each Qualified Holder, any sums required by federal, state or local tax law to be withheld with respect to any bonus granted under the Plan. The Compensation Committee may, in its sole discretion, allow a Qualified Holder to elect to pay such tax through payment of cash and/or the surrender of whole shares of Common Stock. Such shares surrendered shall have a Fair Market Value equal to or, if necessary to pay such tax, greater than the sums required to be withheld as of the date on which the amount of tax to be withheld is determined (the "Tax Date") less the cash amount, if any, paid by such Qualified Holder in respect of such exercise. In the event a Qualified Holder surrenders shares of Common Stock having a Fair Market Value greater than the amount necessary to pay such tax, the Company shall pay the Qualified Holder in cash the amount equal to the Fair Market Value for the shares of Common Stock surrendered less the amount of such tax; provided, however, that such cash amount shall in no event exceed the Fair Market Value for one share of Common Stock. Elections to surrender shares for this purpose will be subject to the following restrictions: (a) the election must be made on or prior to the Tax Date, (b) the election must be irrevocable, (c) the election shall be subject to disapproval by the Compensation Committee, and (d) if the person is an officer, director, or 10% shareholder of the Company within the meaning of Section 16 of the Exchange Act and the rules thereunder, the election shall be subject to such additional restrictions as the Compensation Committee may impose in an effort to secure the benefits of any rules or regulations thereunder. Notwithstanding the foregoing, the Company shall have no obligation to purchase shares of Common Stock to the extent such purchase is prohibited by applicable law or the terms of the Company's then outstanding indebtedness.

                 9.5 Transfer Restrictions. Except as otherwise provided herein, the right to receive bonuses granted under the Plan shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law (including bankruptcy) or otherwise, other than by will or the laws of descent and distribution or pursuant to a valid qualified domestic relations order as defined in the Code, and may be exercised during the lifetime of the Participant only by such Participant or permitted transferee pursuant to a qualified domestic relations order as defined in the Code. Any attempt to so transfer, assign, pledge or hypothecate or otherwise dispose of a right to receive a bonus granted under the Plan contrary to the provisions of the Plan shall be null and void.

                 9.6 Effect of Plan Upon Other Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company, or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose, including but not limited to, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                 9.7 Unfunded Plan; Participant as Unsecured Creditor. The Plan shall be unfunded and unsecured, and the rights of each Participant hereunder shall be those of a general unsecured creditor.

                 9.8 Validity. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related agreement.

                 9.9 Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries and legal representatives.

                 9.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                 9.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

                 9.12 Arbitration. Any controversy, dispute or claim hereunder shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, using a single arbitrator. Judgment upon any award rendered by such arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the City and State of the Company's principal executive office. In connection with arbitration conducted in accordance herewith the prevailing party shall be entitled to recover its reasonable attorney's fees.

                 9.13 Entire Agreement. This Plan constitutes the entire agreement between the Company and the Participants concerning the subject matter hereof, and supersedes all other agreements, whether written or oral, pursuant to such subject matter. Any amendment or modification hereto must be made in accordance with the provisions of Section 6.3 hereof.

                 9.14 Bonus Limited to Deductible Amount. Notwithstanding anything herein to the contrary, no bonus or other amounts shall be payable hereunder to the extent that the same would not be deductible by the Company for federal income tax purposes (whether pursuant to Code Sections 162(m), 280G, or otherwise). In the event a bonus or other amount otherwise payable hereunder would not be payable pursuant to this Section 9.14, the Company in its sole discretion may elect, but shall not be required, to pay such bonus or other amount at such time, if any, when such bonus or other amount would be deductible for federal income tax purposes.

                 9.15 Tax Treatment. The Company is not responsible for, and makes no representation or warranty whatsoever as to the tax treatment hereunder, and each Participant should consult his or her own tax advisor.





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

                                   EXHIBIT A



                                DEFERRAL LETTER



TO:      Board of Directors
         Chief Auto Parts Inc. (the "Company")

         I hereby elect to defer any payments which may be payable to me under the Company's 1994 Executive Target Bonus Plan (the "Plan") until the earlier of (i) ______________, (ii) my Termination of Service (as defined in the Plan) or (iii) my Retirement (as defined in the Plan). I acknowledge that (i) no interest shall be paid on such deferral, (ii) this deferral does not guarantee any particular treatment of such payments for tax purposes, and (iii) I have been advised to consult with my personal tax advisor regarding any tax consequences of this deferral.







         Dated:
               ----------------------         ----------------------------
                                              [Name of Participant]

                                   FORM OF
                             FIRST AMENDMENT TO THE
                             CHIEF AUTO PARTS INC.
                        1994 EXECUTIVE TARGET BONUS PLAN

         This First Amendment is hereby adopted, made, and entered into by Chief Auto Parts Inc. (the "Company") in accordance with the terms and provisions of the Chief Auto Parts Inc. 1994 Executive Target Bonus Plan (the "Plan"). Capitalized terms used herein and not otherwise defined herein have the same meaning as in the Plan.

1. The purpose of this First Amendment is to provide for an earlier payment of cash bonuses for the 1997 and 1998 Plan Years and to revise the EBITDA targets for such Plan Years.

2. The definition of "Target EBITDA" is hereby amended to read in its entirety as follows:

                          "Target EBITDA" for the Plan Years 1994 -1998 shall
                      mean the following:

                          Plan Year                         Adjusted EBITDA
                                                                (in millions)
                          1994                                     $24.8
                          1995                                      29.5
                          1996                                      33.6
                          1997                                      37.0
                          1998                                      41.0

3. The definition of "Trigger Event" is hereby amended to read in its entirety as follows:

                      "Trigger Event" for each of Plan Years 1997 and 1998 shall mean the delivery by the Company's auditors of the audited financial statements for such Plan Year.

4. Section 7.1 of the Plan is hereby amended to read in its entirety as follows:

                 7.1 When Bonus Payable. On a Trigger Date caused by a Trigger Event, a Qualified Holder in the Plan shall be entitled to receive a cash payment from the Company in an amount equal to (i) the number of shares of Common Stock into which the Options originally granted to such holder are exercisable (even if such Options have been exercised to acquire Option Stock) multiplied by (ii) his or her then accrued Target Bonus Per Share.

5. Section 7.4 of the Plan is hereby amended by deleting subsection (b) in its entirety.

6. Except as expressly amended hereby, the Plan remains in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by a duly authorized officer this ____ day of ________, 1997.



                                                   CHIEF AUTO PARTS INC.



                                                   By:
                                                      --------------------------
                                                   Its: President